Exhibit-3.2

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Avago Technologies Canada Corporation	645040-7

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named	Je certifie que la société susmentionnée, dont
corporation, the articles of incorporation of	les statuts constitutifs sont joints, a été
which are attached, was incorporated under	constituée en société en vertu de la
the Canada Business Corporations Act.	Loi canadienne sur les sociétés par actions.

September 20, 2005 / le 20 septembre 2005
Richard G. Shaw	Date of Incorporation — Date de constitution
Director — Directeur

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF	STATUTS CONSTITUTIFS
INCORPORATION
		(SECTION 6)	(ARTICLE 6)
Processing Type — Mode de Traitement:                 E-Commerce/Commerce-É

1.	Name of Corporation — Dénomination de la société

Avago Technologies Canada Corporation

2.	The province or territory in Canada where the registered office is to be situated -
La province ou le territoire au Canada où se situera le siège social

ON

3.	The classes and any maximum number of shares that the corporation is authorized to issue -
Catégories et le nombre maximal d’actions que la société est autorisée á à émettre

The annexed Schedule 1 is incorporated in this form.
L’annexe 1 ci-jointe fait partie intégrante de la présente formule.

4.	Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s’il y a lieu

The annexed Schedule 2 is incorporated in this form.
L’annexe 2 ci-jointe fait partie intégrante de la presente formule.

5.	Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on-
Limites imposées á l’activité commerciale de la société, s’il y a lieu

The annexed Schedule 3 is incorporated in this form.
L’annexe 3 ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any — Autres dispositions, s’il y a lieu

The annexed Schedule 4 is incorporated in this form.
L’annexe 4 ci-jointe fait partie intégrante de la présente formule.

8.	Incorporators — Fondateurs

Name(s) — Nom(s)	Address (including postal code) — Adresse (inclure le code postal)	Signature

TIMOTHY CHUBB	199 BAY STREET, 5300 COMMERCE COURT WEST, TORONTO, ONTARIO, CANADA, M5L 1B9	TIMOTHY CHUBB

SCHEDULE/ANNEXE 1
An unlimited number of common shares

SCHEDULE/ANNEXE 2
No share shall be transferred without either: (i) the consent of the directors of the Corporation given in accordance with this paragraph; or (ii) the consent of shareholders holding shares which carry more than 50% of the voting rights of all shares outstanding and entitled to vote at such time given in accordance with this paragraph. The consent of the directors of the Corporation under (i) above shall be expressed by a resolution passed by the directors of the Corporation or by an instrument or instruments in writing signed by all of the directors of the Corporation. The consent of the shareholders under (ii) above shall be expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by shareholders holding more than 50% of such voting rights.

SCHEDULE/ANNEXE 3
None

SCHEDULE/ANNEXE 4
(a) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder;
(b) Any invitation to the public to subscribe for any securities of the Corporation is prohibited; and
(c) The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Industry Canada Corporations Canada	Industrie Canada Corporations Canada	Form 2 — Formulaire 2
Information Regarding the Registered Office and the Board of Directors
Information concernant le siège social et le conseil d’administration
(To be filed with Articles of Incorporation, Amalgamation and Continuance)
(À être utilisé pour une nouvelle constitution en société par actions, une fusion ou une prorogation)
(Sections 19, 106 and 113(1) of the CBCA - articles 19 et 106 et paragraphe 113(1) de la LCSA)
Processing Type - Mode de traitement:                E-Commerce/Commerce-É

1	Corporation name - Dénomination sociale de la société	Corporation No. - N° de la société

Avago Technologies Canada Corporation		645040-7

2	Address of registered office (must be a street address):
Adresse du siège social (doit être une adresse municipale):

Attention Of - À 1’attention de Stikeman Elliott LLP

Number and Street Name - Numéro et nom de la rue		City - Ville	Prov./Terr.	Postal Code — Code Postal

199 Bay Street, 5300 Commerce Court West		Toronto	ON	M5L 1B9

3	Mailing address (if different from the registered office):
Adresse postale (si elle est différente de l’adresse du siége social):

Attention Of - À l’attention de Stikeman Elliott LLP

Number and Street Name - Numéro et nom de la rue		City - Ville	Prov./Terr.	Postal Code - Code Postal

		Toronto	ON	M5L 1B9

199 Bay Street,
5300 Commerce Court West

4	Members of the board of directors:
Membres du conseil d’administration:

Name	- Nom	Residential Address - Adresse domiciliaire	Canadian Resident (Y/N)
Résident canadien (O/N)

WILLIAM PETER VISEE		5477 SHORECREST CRESCENT, MISSISSAUGA, ON, Canada, L5M 4Y6	Y
KENNETH YEH-KANG HAO		16 FARM LANE, HILLSBOROUGH, CA, U.S.A, 91010	N
ADAM HERBERT CLAMMER		1450 GREEN STREET, #8 , SAN FRANCISCO, CA, U.S.A, 94109	N

5	Declaration - Déclaration:
I hereby certify that I have the relevant knowledge of the corporation, and that I am authorized to sign and submit this form.
J’atteste par la prèsente que je possède une connaissance suffisante de la société et que je suis autorisé à signer et à soumettre le présent formulaire.

Print Name - Nom en lettres moulées

TIMOTHY CHUBB

Telephone number - Numéro de téléphone

/s/ Timothy Chubb

	(416)869-5206	Signature
Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).